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                                                                Exhibit 24



                              POWER OF ATTORNEY
                              -----------------

        Each of the undersigned officers and directors of Checkfree Corporation, a Delaware corporation (the "Company"), hereby appoints Peter J. Kight, Mark A. Johnson, and Curtis A. Loveland, as his true and lawful attorneys-in-fact, or any of them, with power to act without the others, as his true and lawful attorney-in-fact, in his name and on his behalf, and in any and all capacities stated below, to sign and to cause to be filed with the Securities and Exchange Commission the Company's Registration Statement on Form S-4 (the "Registration Statement") to register under the Securities Act of 1933, as amended, a maximum of 12,600,000 authorized and unissued shares of common stock, $.01 par value (the "Common Stock"), of the Company (as such number of shares may be adjusted from time to time for stock dividends, stock splits, or similar transactions affecting the Common Stock of the Company generally), in connection with the Agreement and Plan of Merger, dated September 15, 1996, among the Company, Checkfree Acquisition Corporation II, Intuit Inc., and Intuit Services Corporation, and any and all amendments, including post-effective amendments, to the Registration Statement, hereby granting unto such attorneys-in-fact, and to each of them, individually, full power and authority to do and perform in the name and on behalf of each of the undersigned, in any and all such capacities, every act and thing whatsoever necessary to be done in and about the premises as fully as the undersigned could or might do in person, hereby granting to each such attorney-in-fact full power of substitutuion and revocation, and hereby ratifying all that any such attorney-in-fact or his substitute may do by virtue hereof.

        IN WITNESS WHEREOF, I have hereunto set my hand this 4th day of October, 1996.

Signature:                              Title:

  /s/ Peter J. Kight                    Chairman of the Board of Directors,
-----------------------------------     President and Chief Executive Officer
  Peter J. Kight

  /s/ Mark A. Johnson                   Director and President -
-----------------------------------     Business Services
  Mark A. Johnson

  /s/ James S. Douglass                 Executive Vice President -
-----------------------------------     Finance and Chief Financial Officer
  James S. Douglass

  /s/ John M. Stanton                   Vice President and Treasurer
-----------------------------------
  John M. Stanton

  /s/ William P. Boardman               Director
-----------------------------------
  William P. Boardman

  /s/ George R. Manser                  Director
-----------------------------------
  George R. Manser

  /s/ Eugene F. Quinn                   Director
-----------------------------------
  Eugene F. Quinn

  /s/ Jeffrey M. Wilkins                Director
-----------------------------------
  Jeffrey M. Wilkins